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Exhibit 99.1

             Nutrition 21 Announces $3.25 Million Private Placement

             Funds Earmarked Primarily For the Commercialization of Proprietary Chromium Technologies for Diabetes Applications

         PURCHASE, N.Y., October 14, 2003 - Nutrition 21 (NASDAQ: NXXI), the leading developer and marketer of chromium-based nutritional supplements, today announced that it completed a private placement of 4,062,500 shares of common stock for aggregate gross proceeds of $3.25 million. The shares of common stock were sold at $0.80 per share to a select group of institutional and private investors including SF Capital Partners and P.A.W. Long Term Partners. C.E. Unterberg, Towbin acted as the financial advisor to Nutrition 21 for this private placement.

         The net proceeds from the sale of these securities are intended for general corporate purposes, including the continued clinical and market development of DiachromeTM, a nutritional therapy for people with diabetes. Diachrome, a patented combination of chromium and biotin, is a branded nutritional supplement for which there is a pharmaceutical quality research program that is expected to be completed by June 30, 2004. The Company intends to initially market Diachrome through healthcare channels.

         This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The common stock has not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Nutrition 21 has agreed to file a registration statement covering resales of the shares of common stock by the investors.

About Nutrition 21

Nutrition 21 is an industry leader in using pharmaceutical quality research to substantiate the health benefits of nutritional supplements. It holds 24 patents for chromium compounds and their uses, and 11 other nutrition patents. The
Company's proprietary technologies focus on chromium picolinate and its relationship to insulin resistance, a condition implicated in type 2 diabetes, cardiovascular disease, obesity and depression. Nutrition 21 markets Chromax(R) chromium picolinate, the leading chromium ingredient used in supplements. The Company is developing its first branded product, Diachrome(TM), for people with type 2 diabetes to be marketed through healthcare channels. More information is available at www.nutrition21.com, www.chromax.com, and www.diachrome.com.

Safe Harbor Provision

This press release may contain certain forward-looking statements. The words "believe," "expect," "anticipate," "intend" and other similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties, including without limitation: the effect of the expiration of patents; regulatory issues; uncertainty in the outcomes of clinical trials; changes in external market factors; changes in the Company's business or growth strategy or an inability to execute its strategy due to changes in its industry or the economy generally; the emergence of new or growing competitors; various other competitive factors; and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended June 30, 2003. Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will in fact occur. Additionally, the Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.

Contact: Investor Relations:  914-701-4545